UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2006
Per-Se Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-19480	58-1651222

(Commission File Number)	(IRS Employer Identification No.)

1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia	30004

(Address of Principal Executive Offices)	(Zip Code)
(770) 237-4300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Please see Item 5.02(c), below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) Appointment of Principal Officer
     On May 1, 2006, Per-Se Technologies, Inc. (“Per-Se”) issued a press release announcing that it has named Stephen M. Scheppmann to serve as Per-Se’s Chief Financial Officer effective beginning May 1, 2006. Mr. Scheppmann succeeds Chris E. Perkins, who was appointed Chief Operating Officer of Per-Se in January 2006.
     Mr. Scheppmann, age 50, has served since May 2000 as executive vice president and chief financial officer of NOVA Information Systems, Inc., a leading payments processing company that manages revenue of approximately $1 billion and serves more than 850,000 customers in North America and Europe. NOVA Information Systems is the successor to NOVA Corporation, a New York Stock Exchange-listed company that was acquired by U.S. Bancorp in 2001. Mr. Scheppmann also previously served as senior vice president and CFO for Larson-Juhl, an Atlanta-based global manufacturer and distributor of consumer products. Prior to 1989, he spent 10 years in public accounting with Arthur Andersen & Company. Mr. Scheppmann holds a bachelor’s degree in accounting from the University of Wisconsin-Whitewater.
     Mr. Scheppmann is being employed by Per-Se pursuant to an Employment Agreement dated as of May 1, 2006 (the “Agreement”), which contains certain non-competition, non-solicitation and change in control provisions. The Agreement is for a two-year term, with automatic renewal for successive one-year periods at the end of the initial term, unless either party gives written notice of non-renewal at least 90 days prior to expiration of the then current term. The Agreement provides that Mr. Scheppmann will be paid a base salary of $375,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. The Agreement also provides that Per-Se will grant Mr. Scheppmann 100,000 stock options vesting 1/3 per year over a 3-year period, of which 25,000 will be granted under the Second Amended and Restated Per-Se Technologies, Inc. Stock Option Plan, as amended (the “Executive Stock Option Plan”), and 75,000 as a non-plan inducement grant on the same terms and conditions as the Executive Stock Option Plan, and a deferred payment in the amount of $200,000, payment of which will be deferred under the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the “DSU Plan”) and represented by deferred “stock units” (phantom stock) credited to him under the terms of the DSU Plan and payable in shares of Per-Se common stock on a 1-for-1 basis. This deferred payment will be considered an “Enhancement Bonus” under the DSU Plan and governed by the terms and conditions applicable to such bonuses, except that the amount thereof shall be considered unvested until the earlier of (i) the 3rd anniversary of the date of the Agreement or (ii) a Change in Control (as defined in the Agreement), and then fully vested thereafter. A “Change in Control” is generally defined in the Agreement as any consolidation, merger, reorganization or other transaction in which Per-Se is not the surviving entity. Mr. Scheppmann will be considered for additional grants of stock options or other equity-based compensation in a manner consistent with other members of Per-Se’s senior management, including compensation under Per-Se’s proposed 2006 Long-Term Incentive Plan.
     In the event of early termination of the Agreement by Per-Se without cause or by Mr. Scheppmann for “good reason,” then Mr. Scheppmann will be entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and continuation of health and welfare benefits for the same period. In the event his employment is terminated in connection with a Change in Control, then he will be entitled to receive a severance payment equal to two years of salary and benefits, plus incentive bonus payments.
     A copy of the Employment Agreement between Per-Se and Mr. Scheppmann is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the agreement is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Exhibit Title
10.1	Employment Agreement dated as of May 1, 2006, between Per-Se and Stephen M. Scheppmann.

99.1	Press Release dated May 1, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 1, 2006

PER-SE TECHNOLOGIES, INC.

By:	/s/ CHRIS E. PERKINS
Chris E. Perkins
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	Employment Agreement dated as of May 1, 2006, between Per-Se and Stephen M. Scheppmann.

99.1	Press Release dated May 1, 2006.